AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
                      BLACKROCK INVESTMENT MANAGEMENT, LLC

--------------------------------------------------------------------------------

      This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and BLACKROCK INVESTMENT MANAGEMENT, LLC, a Delaware limited liability company and registered investment adviser ("Sub-Adviser").

      WHEREAS, the Adviser and the Sub-Adviser entered into an Investment Sub-Advisory Agreement effective October 11, 2010, as amended effective August 29, 2011, and Amended and Restated effective as of the 1st day of December, 2012, ("Agreement"), whereby the Adviser appointed the Sub-Adviser to furnish sub-investment advisory services to certain investment portfolios ("Funds") of JNL Series Trust ("Trust"), as listed on Schedule A to the Agreement.

      WHEREAS, the parties wish to amend the Agreement in order to reflect a name change for the JNL/BlackRock Commodity Securities Fund to the JNL/BlackRock Commodity Securities Strategy Fund, effective April 29, 2013.

      NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

      1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated April 29, 2013, attached hereto.

      2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated April 29, 2013, attached hereto.

      IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of February 12, 2013, effective as of April 29, 2013.

JACKSON NATIONAL ASSET MANAGEMENT, LLC      BLACKROCK INVESTMENT MANAGEMENT, LLC

By: /s/ Mark D. Nerud                       By: /s/ Frank Porcelli
   -----------------------------------         ---------------------------------
Name: Mark D. Nerud                         Name: Frank Porcelli
     ---------------------------------           -------------------------------
Title: President and CEO                    Title: Managing Director
      --------------------------------            ------------------------------

                                   SCHEDULE A
                                 APRIL 29, 2013
                                     (Funds)

            ---------------------------------------------------------
                                     FUNDS
            ---------------------------------------------------------
                JNL/BlackRock Commodity Securities Strategy Fund
            ---------------------------------------------------------
                      JNL/BlackRock Global Allocation Fund
            ---------------------------------------------------------

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                                      A-1

                                   SCHEDULE B
                                 APRIL 29, 2013
                                 (Compensation)

--------------------------------------------------------------------------------
                JNL/BLACKROCK COMMODITY SECURITIES STRATEGY FUND
--------------------------------------------------------------------------------

AVERAGE DAILY NET ASSETS                                        ANNUAL RATE
--------------------------------------------------------------------------------
$0 to $100 Million                                                 0.40%
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$100 Million to $400 Million                                       0.29%
--------------------------------------------------------------------------------
Amounts over $400 Million                                          0.20%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      JNL/BLACKROCK GLOBAL ALLOCATION FUND
--------------------------------------------------------------------------------

AVERAGE DAILY NET ASSETS                                        ANNUAL RATE
--------------------------------------------------------------------------------
$0 to $500 Million                                                 0.42%
--------------------------------------------------------------------------------
$500 Million to $1.5 Billion                                       0.40%
--------------------------------------------------------------------------------
Amounts over $1.5 Billion                                         0.375%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      B-1